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                                                                    EXHIBIT 10.3


                         EMPLOYMENT AGREEMENT AMENDMENT


         This Amendment dated as of April 7, 1997 amends the Amended and Restated Employment Agreement dated as of February 1, 1995 (the "Agreement") between RICHARD LESSER ("Executive") and The TJX Companies, Inc., a Delaware corporation, whose principal office is in Framingham, Massachusetts 01701.

         The parties hereto, in consideration of the mutual agreements contained in the Agreement, agree that, effective April 7, 1997, the Agreement is amended by deleting Section 3(c) thereof and substituting the following new Section 3(c) therefor:

         "(c) MIP. During the Employment Period, Executive shall be eligible to receive annual awards under MIP. To the extent provided in Section 162(m) of the Code, the goals, scope and conditions of any award shall be established annually by the Committee. Subject to the foregoing, (i) for fiscal 1996 Executive shall be entitled to earn up to 45% of his Base Salary if the target established by the Committee is met and up to 90% of his Base Salary if such target is exceeded, with the payment potential ranging from 0% to 90% of Executive's Base Salary as established by the terms of the award, and (ii) commencing with fiscal 1997 Executive shall be entitled to earn up to 50% of his Base Salary if the target established by the Committee is met and up to 100% of his Base Salary if such target is exceeded, with the payment potential ranging from 0% to 100% of Executive's Base Salary as established by the terms of the award."



                                        /s/ Richard Lesser
                                        ------------------------------
                                        Executive - Richard Lesser



                                        THE TJX COMPANIES, INC.


                                   By:  /s/ Bernard Cammarata
                                        ------------------------------
                                        Bernard Cammarata
                                        President and
                                        Chief Executive Officer